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                                                                     Exhibit 23

                        CONSENT OF INDEPENDENT AUDITORS

   We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-04969) pertaining to the 1996 Key Employee Stock Option Plan of our report dated February 2, 2001 (except Note 16, as to which the date is April 12, 2001), with respect to the consolidated financial statements and schedule of Polymer Group, Inc. included in this Annual Report (Form 10-K) for the year ended December 30, 2000.

                                          /s/ Ernst & Young LLP

Greenville, South Carolina
April 12, 2001